As filed with the Securities and Exchange Commission on September 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0415940
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26972 Burbank

Foothill Ranch, California 92610

(949) 699-3900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

The Performance Share and Restricted Share Award Agreement, dated as of October 8, 2007, by and between The Wet Seal, Inc. and Edmond S. Thomas

(Full title of the plan)

Edmond S. Thomas

President and Chief Executive Officer

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, California 92610

(949) 699-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ackneil M. Muldrow, III, Esq.

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, NY 10022

(212) 872-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock ($0.10 par value)	500,000	$4.89	$2,445,000	$96.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminate number of shares of the Class A common stock of The Wet Seal, Inc. (the “Common Stock”) which may become issuable as a result of a stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to 457(c) under the Securities Act. The above calculation is based on the average high and low prices of the Common Stock reported on the NASDAQ Global Market on September 11, 2008.

EXPLANATORY NOTE

The Wet Seal, Inc. hereby files this registration statement on Form S-8 to register 500,000 shares of our Class A common stock, $0.10 par value (the “Common Stock”) issued to Edmond S. Thomas, in connection with his appointment as our President and Chief Executive Officer. The shares offered hereby are restricted shares issued under the Performance Share and Restricted Share Award Agreement, dated as of October 8, 2007, by and between The Wet Seal, Inc. and Edmond S. Thomas, and were issued pursuant to Section 4350(i)(1)(A)(iv) of the Nasdaq Marketplace Rules.

This prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission, or SEC. Statements contained in this prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

REOFFER PROSPECTUS

500,000 Shares of Class A Common Stock

This reoffer prospectus relates to 500,000 shares of our Class A common stock that may be offered and resold from time to time by the selling stockholder, Edmond S. Thomas, for his own account. The shares described in this prospectus were issued under the Performance Share and Restricted Share Award Agreement dated as of October 8, 2007, by and between us and Mr. Thomas and were issued pursuant to Section 4350(i)(1)(A)(iv) of the Nasdaq Marketplace Rules. Mr. Thomas is the President and Chief Executive Officer of our company and a member of our board of directors. We will receive no part of the proceeds from sales made under this prospectus.

The shares of common stock covered by this prospectus are “restricted securities” and “control securities” under the Securities Act. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholder, on a continuous or delayed basis, to the public without restriction.

The selling stockholder may sell his shares of common stock from time to time in one or more transactions on the Nasdaq Global Market, or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering these shares and the preparation of this prospectus, but all selling and other expenses incurred by the selling stockholder will be borne by the selling stockholder.

Our common stock is listed on the Nasdaq Global Market, under the symbol “WTSLA.” On September 11, 2008, the last sale price of the shares of our common stock as reported on the Nasdaq Global Market was $4.89 per share.

See “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K, as amended, for the fiscal year ended February 2, 2008, and on page 37 of our Quarterly Report on Form 10-Q for the quarter ended August 2, 2008, for certain risks you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2008.

You should rely only on the information contained in this document or to which we have referred you. Neither we nor the selling stockholder has authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

CERTAIN DEFINITIONS

In this prospectus, unless the context suggests otherwise, references to “we,” “our,” “us,” and “our company” mean The Wet Seal, Inc. and its wholly owned subsidiaries and references to “our common stock” mean the Class A common stock of The Wet Seal, Inc.

i

FORWARD LOOKING INFORMATION

This prospectus and the information incorporated by reference into it contain various forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which represent our expectations or beliefs concerning future events.

Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects,” “may,” “will,” or similar expressions. In addition, any statements concerning future financial performance, ongoing divisional strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed in “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K, as amended, for the fiscal year ended February 2, 2008 and on page 37 of our Quarterly Report on Form 10-Q for the quarter ended August 2, 2008.

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended February 2, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended August 2, 2008 may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

ii

OUR COMPANY

We are a national specialty retailer operating stores selling fashionable and contemporary apparel and accessory items designed for female customers aged 13 to 35. As of August 30, 2008, we operated 499 retail stores in 47 states, Puerto Rico and Washington D.C. Our products can also be purchased online.

Business Segments

We operate two nationwide, primarily mall-based, chains of retail stores under the names “Wet Seal” and “Arden B”. Although the two operating segments are similar in their products, production processes, distribution methods and regulatory environment, they are distinct in their economic characteristics. As a result, we consider these segments as two distinct reportable segments.

Wet Seal. Wet Seal is a junior apparel brand for teenage girls that seek trend-focused and value competitive clothing with a target customer age of 13 to 19 years old. Wet Seal seeks to provide its customer base with a balance of affordably priced fashionable apparel and accessories. Wet Seal stores average approximately 3,900 square feet in size. As of August 30, 2008, we operated 408 Wet Seal stores.

Arden B. Arden B is a fashion brand for the feminine contemporary woman with sex appeal. Arden B targets customers aged 25 to 35 years old and seeks to deliver contemporary collections of fashion separates and accessories for various aspects of the customers’ lifestyles. Arden B stores average approximately 3,100 square feet in size. As of August 30, 2008, we operated 91 Arden B stores.

We maintain a web-based store located at www.wetseal.com, offering Wet Seal merchandise to customers over the internet. We also maintain a web-based store located at www.ardenb.com, offering Arden B apparel and accessories comparable to those carried in our stores. Our online stores are designed to serve as an extension of the in-store experience, and offer a wide selection of merchandise, which helps expand in-store sales. Internet operations for both Wet Seal and Arden B are included in their respective operating segments.

Corporate Information

Our principal executive offices are located at 26972 Burbank, Foothill Ranch, California 92610, and our telephone number is (949) 699-3900. Our website address is www.wetsealinc.com. We have not incorporated by reference into this prospectus the information included on, or linked from, any of our websites, and you should not consider them to be a part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks that could affect us and our business, as well as the industry in which we operate. Please see the Risk Factors in our Annual Report on Form 10-K, as amended, for the fiscal year ended February 2, 2008, and in our Quarterly Report on Form 10-Q for the quarter ended August 2, 2008, which are incorporated by reference into this prospectus as well as additional periodic reports we file with the SEC. Although we have tried to discuss key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our common stock, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this prospectus, the registration statement accompanying this prospectus and any applicable prospectus supplement. Each of the risks discussed could result in a decrease in the value of our common stock and your investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock offered pursuant to this prospectus.

SELLING STOCKHOLDER

This prospectus relates to the reoffer or resale of 500,000 shares of our common stock that have been acquired by the selling stockholder pursuant to the Performance Share and Restricted Share Award Agreement entered into as of October 8, 2007 by and between our company and the selling stockholder in connection with his appointment as the President and Chief Executive Officer of our company. The selling stockholder will receive all of the net proceeds from the sale of his shares covered by this prospectus.

The following table sets forth (i) the number of shares of common stock outstanding that, to our knowledge, are beneficially owned by such selling stockholder prior to the date of this offering and as of the date of this prospectus, (ii) the number of shares of common stock that may be offered by such selling stockholder under this prospectus and (iii) the number of shares of common stock that will be owned by such selling stockholder and the percentage of common stock outstanding that such shares will represent assuming the sale of all of the shares of common stock upon completion of this offering.

Because the selling stockholder may sell all, some or none of the shares of common stock that he holds and because the number of shares of common stock outstanding may increase or decrease, we have estimated the amounts and percentages of shares of common stock that the selling stockholder will hold after completion of this offering by assuming that (i) the selling stockholder will not acquire the beneficial ownership of any additional shares of common stock, (ii) the selling stockholder will dispose of only shares offered under this prospectus prior to completion of this offering, (iii) all options to acquire common stock that the selling stockholder beneficially own have become fully vested and have been exercised, and (iv) the selling stockholder will sell all of the shares offered by this prospectus.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Being Registered	Number of Shares Beneficially Owned Following Offering	Percentage of Shares Beneficially Owned Following Offering
Edmond S. Thomas	348,833	500,000(1)	848,833	Less than 1%

(1)	The 500,000 shares are subject to the following time-based vesting schedule:
(a) 166,666 shares will vest on October 8, 2008,
(b) 166,666 shares will vest on October 8, 2009, and
(c) the remaining 166,668 shares will vest on October 8, 2010, subject, in each case, to the selling stockholder serving as the President and Chief Executive Officer of the Company on each of the respective vesting dates.

PLAN OF DISTRIBUTION

The selling stockholder may sell all or a portion of the securities beneficially owned by him and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agents’ commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in the following transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholder may loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling stockholder may pledge or grant a security interest in some or all of our common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell our shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate our common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, our common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay the expenses of the registration of our common stock, estimated to be $12,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters relating to the validity of our common stock being offered by this prospectus will be passed upon for our company by Akin Gump Strauss Hauer & Feld LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended February 2, 2008, and the effectiveness of The Wet Seal, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein:

•	Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on April 10, 2008;

•	Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on May 1, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended May 3, 2008 filed with the SEC on June 10, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended August 2, 2008 filed with the SEC on September 4, 2008;

•	Current Report on Form 8-K filed with the SEC on April 14, 2008;

•	Current Report on Form 8-K filed with the SEC on May 8, 2008;

•	Current Report on Form 8-K filed with the SEC on May 21, 2008;

•	Current Report on Form 8-K filed with the SEC on May 30, 2008;

•	Current Report on Form 8-K filed with the SEC on August 4, 2008;

•	Current Report on Form 8-K filed with the SEC on August 22, 2008;

•	Current Report on Form 8-K filed with the SEC on August 27, 2008;

•	Definitive Proxy Statement dated April 30, 2008 filed with the SEC on April 30, 2008 in connection with our 2008 Annual Meeting of Stockholders; and

•

The description of the common stock contained in the registration statement on Form 8-A, dated June 5, 1990, filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, or any other documents or other information referred to in, or incorporated by reference in, this prospectus, at no cost, by writing or calling us at the following address or telephone number:

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, California 92610

Attention: Chief Financial Officer

(949) 699-3900

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Our company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any public offering document we file, including a copy of the registration statement on Form S-8 of which this prospectus is a part, without charge at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. You can also request copies of all or any portion of these documents by writing the Public Reference Section of the SEC and paying certain prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Section. Additionally, these documents are available to the public from the SEC’s web site at www.sec.gov.

Prospective investors may rely only on the information contained in this prospectus. Neither The Wet Seal, Inc. nor the selling stockholder has authorized anyone to provide prospective investors with information different from that contained or incorporated by reference in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy the shares of our common stock being offered hereby in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of our common stock.

500,000 shares of Class A Common Stock

REOFFER PROSPECTUS

September 12, 2008

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not applicable

Item 2. Registration Information and Employee Plan Annual Information.

Not applicable

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this registration statement certain information we file with it. The information we incorporate by reference is part of this registration statement, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-18632) are incorporated by reference in this registration statement.

•	Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on April 10, 2008;

•	Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on May 1, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended May 3, 2008 filed with the SEC on June 10, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended August 2, 2008 filed with the SEC on September 4, 2008;

•	Current Report on Form 8-K filed with the SEC on April 14, 2008;

•	Current Report on Form 8-K filed with the SEC on May 8, 2008;

•	Current Report on Form 8-K filed with the SEC on May 21, 2008;

•	Current Report on Form 8-K filed with the SEC on May 30, 2008;

•	Current Report on Form 8-K filed with the SEC on August 4, 2008;

•	Current Report on Form 8-K filed with the SEC on August 22, 2008;

•	Current Report on Form 8-K filed with the SEC on August 27, 2008;

•	Definitive Proxy Statement dated April 30, 2008 filed with the SEC on April 30, 2008 in connection with our 2008 Annual Meeting of Stockholders; and

•

The description of the common stock contained in the registration statement on Form 8-A, dated June 5, 1990, filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

You may request a copy of these filings at no cost, by writing or calling us at The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, California 92610, telephone number (949) 699-3900, Attention: Chief Financial Officer.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of corporations for liabilities arising under the Securities Act.

The Company’s certificate of incorporation and bylaws provide for indemnification of its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Statutory Provisions

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that the directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter.

Indemnification can be made by the corporation only upon a determination that indemnification is proper under the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director’s fiduciary duty of care. This provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

In addition, no provision may eliminate or limit the liability of a director for breaching such director’s duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase or obtaining an improper personal benefit.

Our Certificate of Incorporation and Bylaws

The Company’s certificate of incorporation limits each director’s liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the Delaware General Corporation Law, as described above under “Statutory Provisions.”

The Company’s bylaws extend indemnification rights to the fullest extent authorized by the Delaware General Corporation Law to directors and officers involved in any action, suit or proceeding where the basis of the involvement is the person’s alleged action in an official capacity or in any other capacity while serving as a director or officer of the Company. In addition, the bylaws permit the Company to maintain insurance to protect the Company and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding, whether or not the Company would have the power to indemnify the person under the Delaware General Corporation Law.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and certain officers that require the Company to advance expenses for the defense of any such proceeding and to indemnify them to the fullest extent permitted by applicable law.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Certificate of the Class A Stock, par value $.10 per share, of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1 File No. 33-34895)

4.2	Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1 File No. 33-34895)

4.2.1	Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2002)

4.2.2	Amendment to Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 18, 2005)

4.2.3	Amendment to Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit A of the Company’s definitive proxy statement on June 17, 2005)

4.3	Amended and Restated Bylaws of The Wet Seal, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1 File No. 33-34895)

4.3.1	Amendment No. 1 to the Bylaws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 28, 2007)

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP, New York, New York

10.1	Form of Performance Share and Restricted Share Award Agreement (incorporated by reference to Exhibit A of Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on September 11, 2007)

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.4	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

Item 9. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on September 12, 2008.

The Wet Seal, Inc.

By: /s/ Steven H. Benrubi

      Name: Steven H. Benrubi

      Title:   Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of The Wet Seal, Inc., a Delaware corporation, hereby constitutes and appoints Steven H. Benrubi and Edmond S. Thomas and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Edmond S. Thomas Edmond S. Thomas	President and Chief Executive Officer (Principal Executive Officer)	September 12, 2008

/s/ Steven H. Benrubi Steven H. Benrubi	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 12, 2008

	Chairman of the Board of Directors	September 12, 2008
/s/ Alan Siegel Alan Siegel

/s/ Jonathan Duskin Jonathan Duskin	Director	September 12, 2008

/s/ Sidney M. Horn Sidney M. Horn	Director	September 12, 2008

/s/ Harold D. Kahn Harold D. Kahn	Director	September 12, 2008

/s/ Kenneth M. Reiss Kenneth M. Reiss	Director	September 12, 2008

Signatures	Title	Date

/s/ Henry D. Winterstern Henry D. Winterstern	Director	September 12, 2008

/s/ Michael Zimmerman Michael Zimmerman	Director	September 12, 2008